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                                                                  Exhibit 99.1


                                 [TRANSPRO LOGO]

                                           FOR:     TRANSPRO, INC.

                                           Contact:
                                           Richard A. Wisot
                                           Chief Financial Officer
                                           (203) 401-6452
FOR IMMEDIATE RELEASE
---------------------                      FD Morgen-Walke
                                           Investors: Christine Mohrmann,
                                           Lauren Levine, Lindsay Hatton
                                           Media: Jason Rando
                                           (212) 850-5600

              TRANSPRO, INC. TO CONSOLIDATE HEATER CORE CAPABILITY
 - "CENTERS OF EXCELLENCE" FOR HEATER CORE PRODUCTION WILL MAXIMIZE EFFICIENCIES
                            FROM FEDCO ACQUISITION -

NEW HAVEN, CONNECTICUT, January 29, 2003 - Transpro, Inc. (NYSE: TPR) today announced its plans to consolidate heater core capabilities as a result of the acquisition of Fedco Automotive Components Company. The Company acquired the assets of Buffalo, New York-based Fedco on December 28, 2002. Fedco manufactures copper/brass and aluminum automotive and truck heaters for aftermarket retailers and distributors, as well as specialty original equipment manufacturers.

"The acquisition of Fedco has provided our Company with the opportunity to significantly enhance our heater design and production capabilities and serve an important group of new heater customers," commented Charles E. Johnson, President and Chief Executive Officer. "To fully realize the potential of these synergies, Transpro will restructure the operations of its aluminum and copper/brass heater core production operations, creating focused "Centers of Excellence" which will maximize business effectiveness and enhance customer service."

Transpro's heater core capability consolidation plans will include the following initiatives:

o Transpro's Buffalo operation (formerly Fedco) will become the Company's "Center of Excellence" for aluminum heater core production. To accomplish this will require that the Buffalo location achieves "world class" heater production status, including cost, quality and


                                     -MORE-


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TRANSPRO, INC. TO CONSOLIDATED HEATER CORE CAPABILIBY                     PAGE 2

         service and that a satisfactory agreement with the United Steelworkers Union Local 1753 can be reached. Work is proceeding on these initiatives in Buffalo.
o Transpro's Nuevo Laredo operation will become the Company's "Center of Excellence" for copper/brass heater core production.
o All finished goods inventory will be consolidated in Transpro's existing Memphis Distribution Center, in order to ensure the rapid fulfillment of customer orders. Transpro will work to ensure that customers experience a smooth transition and enhanced service as a result of this change.
o Transpro will utilize its customer support center in New Haven to provide enhanced support for customer service, finance, information technology, human resources, purchasing, and certain engineering and logistics activities for all heater products. A portion of product engineering and logistics activities will remain in Buffalo, as is appropriate to support the planned "Center of Excellence". This will allow the Company to improve the quality and speed of its interactions with customers and Associates and make the best use of its expanded engineering and product resources.

The Company indicated that approximately 70 Buffalo-based Transpro Associates would be affected by the consolidation.

"While we are confident that our consolidation plan will streamline production capabilities, strengthen business operations and provide longer term opportunity for our remaining Associates, we deeply regret the near term impact of these actions on certain of our Associates, their families and the local Buffalo community," said Mr. Johnson. "Consistent with our stated Corporate Values, we will provide severance payments and continuation of medical insurance coverage to the affected individuals. We will work closely with the City of Buffalo, the United Steelworkers Union Local 1753 and the State of New York to help place affected Associates in new jobs."

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.


TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
o        Being An Exemplary Corporate Citizen
o        Employing Exceptional People
o        Dedication To World-Class Quality Standards
o        Market Leadership Through Superior Customer Service
o        Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new


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TRANSPRO, INC. TO CONSOLIDATED HEATER CORE CAPABILIBY                     PAGE 3


customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.

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